                                                                     EXHIBIT 4.5

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY WEEKS CORPORATION, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO WEEKS CORPORATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

No. W-1                                                         November 6, 1998


                           WARRANT FOR THE PURCHASE
                       OF (i) SHARES OF COMMON STOCK OR
                     (ii) SHARES OF 8% SERIES A CUMULATIVE
                         REDEEMABLE PREFERRED STOCK OF
                               WEEKS CORPORATION


     THIS CERTIFIES THAT AEW Targeted Securities Fund, L.P., a Delaware limited partnership (the "Holder"), for value received and subject to the terms and conditions set forth in this Warrant (the "Warrant"), is entitled to purchase at any time prior to the Expiration Date (as defined herein) from Weeks Corporation, a Georgia corporation (the "Company"), either (i) 1,046,729 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), at a purchase price of $33.4375 per share (the "Initial Common Stock Exercise Price") or (ii) 1,400,000 duly authorized, validly issued, fully paid and nonassessable shares of 8% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a purchase price equal to the Liquidation Preference per share of the Preferred Stock (the "Initial Preferred Stock Exercise Price").

     This Warrant is originally issued in connection with the execution and delivery of the Securities Purchase Agreement dated as of November 6, 1998 (the "Securities Purchase Agreement") by and among the Company, the Operating Partnership and the Holder. This Warrant evidences the right to purchase an aggregate of 1,046,729 shares of Common Stock or 1,400,000 shares of Preferred Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Warrant are defined in Section 12 hereof.

1.   EXERCISE OR PUT OF WARRANT.

     1.1  Manner of Exercise or Put; Payment
          ----------------------------------

          1.1.1 Exercise. This Warrant may be exercised by the Holder, in whole but not in part, during normal business hours on any Business Day on or prior to the Expiration Date, if any, by surrender of this Warrant to the Company at its principal office identified in Section 11.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant duly executed by the Holder and accompanied by payment as set forth below.

          (i) If the Warrant is exercised for Common Stock, the subscription shall be accompanied by payment of, at the option of the Holder, either (i) cash in an amount equal to, or (ii) shares of Common Stock with an aggregate Current Market Price equal to, the product of (a) the number of shares of Common Stock for which this Warrant may be exercised multiplied by (b) the Common Stock Exercise Price.

          (ii) If the Warrant is exercised for Preferred Stock, the subscription shall be accompanied by payment of, at the option of the Holder, either (i) cash in an amount equal to, or (ii) the number of Series C Preferred Partnership Units with an aggregate Liquidation Preference Amount (including accrued and unpaid quarterly distributions plus interest thereon) equal to, the product of (a) the number of shares of Preferred Stock for which this Warrant may be exercised multiplied by (b) the Preferred Stock Exercise Price.

The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock or Preferred Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

          1.1.2 Put. This Warrant may be put by the Holder to the Company, in whole but not in part, during normal business hours on any Business Day on or prior to the Expiration Date, if any (the "Put Date"), by surrender of this Warrant to the Company at its principal office identified in Section 11.2(a) hereof, accompanied by a put notice in substantially the form attached to this Warrant duly executed by the Holder, and the Holder shall thereupon be entitled to receive, at the option of the Company, either:

          (i) a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to:

                 (a)  the remainder of:

                      (x) the product of (aa) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which the Holder would as of the Put Date be entitled to receive upon exercise of this Warrant multiplied by (bb) the Current Market Price as of the Put Date of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

                      (y)  $35,000,000

                 divided by

                 (b) the Current Market Price as of the Put Date of each such share of Common Stock (or Other Securities); or

          (ii) cash in an amount equal to the aggregate Current Market Price as of the Put Date of the shares of Common Stock (or Other Securities) that would have been received pursuant to subsection (i) above.

For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the put of this Warrant to the Company and the receipt therefor of shares of Common Stock (or Other Securities) or cash in accordance with the terms of this
Section 1.1.2.

     1.2  Expiration Date.  This Warrant shall have a perpetual term; provided,
          ---------------                                             --------
however, that this Warrant shall expire the earliest of (i) thirty (30) days
-------
after the Operating Partnership has redeemed the Series C Preferred Partnership Units pursuant to Section 5(a) or 5(b) of the Partnership Amendment; (ii) the date on which the Holder exercises its Put Right (as defined in the Partnership Amendment); or (iii) the Merger Date (as defined in the Partnership Amendment) if the Operating Partnership redeems the Series C Preferred Partnership Units pursuant to Section 5(c) of the Partnership Amendment (any such date hereinafter referred to as the "Expiration Date").

     1.3  Effectiveness of Exercise.  The exercise of this Warrant shall be
          -------------------------
deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock or Preferred Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 hereof shall be deemed to have become the holder or holders of record thereof.

     1.4  Delivery of Stock Certificates and Cash.  As soon as practicable after
          ---------------------------------------
the exercise of this Warrant, and in any event within five (5) Business Days thereafter, the Company will deliver to the Holder any cash to be paid to the Holder pursuant to Section 1.1 hereof and, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder or, subject to Section 8 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock or Preferred Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise.

     1.5  Company to Reaffirm Obligations.  The Company will, at the time of the
          -------------------------------
exercise of this Warrant and upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder all rights (including without limitation the rights to registration, pursuant to the Registration Rights Agreement referred to in Section 7 hereof, of the shares of Common Stock or Preferred Stock (or Other Securities) issued upon such exercise) to which the Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make
                       --------  -------
any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

2.   ADJUSTMENT OF STOCK ISSUABLE UPON EXERCISE

     2.1  General; Number of Shares; Exercise Price.
          -----------------------------------------

          2.1.1 Common Stock. The number of shares of Common Stock which the Holder shall be entitled to receive upon the exercise hereof shall be the number of shares of Common Stock originally issuable upon the exercise of this Warrant as adjusted, from time to time, pursuant to this Section 2. The aggregate exercise price shall be determined by multiplying such number by the Common Stock Exercise Price in effect on the date of such exercise. The "Common Stock Exercise Price," which shall initially be the Initial Common Stock Exercise Price, shall be adjusted and readjusted from time to time as provided in this
Section 2 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

          2.1.2 Preferred Stock. The number of shares of Preferred Stock which the Holder shall be entitled to receive upon the exercise hereof shall be the number of shares of Preferred Stock originally issuable upon the exercise of this Warrant as adjusted, from time to time, pursuant to this Section 2. The aggregate exercise price shall be determined by multiplying such number by the Preferred Stock Exercise Price in effect on the date of such exercise. The "Preferred Stock Exercise Price" which shall initially be the Initial Preferred Stock Exercise Price, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this
Section 2.

     2.2  Adjustments for Dividends and Distributions.
          -------------------------------------------

          In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or the right to purchase any such securities or property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise (except for distributions in Common Stock)) on the Common Stock such that the aggregate dividends and distributions per share paid on the Common Stock over the prior twelve (12) month period exceed $2,675 per share (the "Dividend Cap") (the fair market value of any non-cash distributions having been established in good faith by the Board of Directors of the Company), then:

          (i) in the case of a distribution in cash, the Common Stock Exercise Price shall be reduced (without duplication) by an amount equal to the per share amount of the cash dividend that exceeds the Dividend Cap per share; and

          (ii) in the case of any other distribution, the Company shall provide the Holder with ten (10) Business Days' prior written notice of such distribution and make appropriate provisions to insure that the Holder shall thereafter have the right to receive (without duplication), upon exercise of this Warrant, in addition to the cash, Common Stock or Preferred Stock immediately theretofore acquirable and recoverable upon exercise of this Warrant, either, at the option of the Holder,
                 (a) such stock or other securities, property or rights as would have been receivable by the Holder had this Warrant been exercised prior to the time the Company took a record of holders of Common Stock for purposes of entitling them to receive such dividend or distribution, or (b) an amount of cash equal to the fair market value of the property described in clause (a) as of the date of such distribution, as determined in good faith by the Board of Directors of the Company.

     The adjustment provided for in this Section 2.2 shall under no circumstances reduce the Common Stock Exercise Price payable in connection with any exercise of this Warrant below the par value per share issuable upon such exercise.

     2.3  Adjustments for Subdivision or Combination.  If the Company at any
          ------------------------------------------
time or from time to time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock or Preferred Stock into a greater number of shares or combines (by reverse stock split or otherwise) its outstanding shares of Common Stock or Preferred Stock into a lesser number of shares, immediately after the occurrence of such subdivision or combination, the number of shares of Common Stock or Preferred Stock, as applicable, for which this Warrant is exercisable shall be the number of shares of Common Stock or Preferred Stock, as applicable, which a record holder of the same number of shares of Common Stock or Preferred Stock, as applicable, for which this Warrant is exercisable immediately prior to such event would own or be entitled to receive in respect of such shares upon the happening of such event. In the event an adjustment is made to the number of shares of Common Stock or Preferred Stock for which this Warrant is exercisable,
(a) the Common Stock Exercise Price or the Preferred Stock Exercise Price, as applicable, and, (b) in the case of an adjustment to the number of shares of Common Stock for which this Warrant is exercisable, the Dividend Cap, shall be adjusted by multiplying (i) each of the current Common Stock Exercise Price, Preferred Exercise Price or Dividend Cap, as applicable, by (ii) a fraction where the numerator is (y) the number of shares of Common Stock or Preferred Stock, as applicable, for which this Warrant was exercisable immediately prior to such adjustment over (z) the number of shares of Common Stock or Preferred Stock, as applicable, for which this Warrant was exercisable immediately following such adjustment.

     2.4  Adjustments for Consolidation, Merger, Sale of Assets, Etc.  In case
          -----------------------------------------------------------
the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock, Preferred Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock, Preferred Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Common Stock Exercise Price or Preferred Stock Exercise Price, as applicable, in effect at the time of such consummation for all Common Stock, Preferred Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock, Preferred Stock or Other Securities
issuable upon the exercise prior to such consummation, the greatest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2 hereof; provided, however, that if
                                                     --------  -------
a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder shall be entitled to receive upon such exercise the greatest amount of securities, cash or other property to which the Holder would actually have been entitled as a shareholder if the Holder had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Section 2 hereof.

     2.5  Assumption of Obligations.  Notwithstanding anything contained in this
          -------------------------
Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 2.4 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall by written instrument delivered to, and reasonably satisfactory to, the Holder, assume (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant),
(b) the obligations of the Company under the Registration Rights Agreement and
(c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the provisions of Section 2.4, the Holder may be entitled to receive, and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 2) shall be applicable to the stock, securities, cash or property which such Person may deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

3. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Holder, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Section, then, in each such case, at the request of the Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be satisfactory to the Holder), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Common Stock Exercise Price or the Preferred Stock Exercise Price if the total number of shares of Common Stock, Preferred Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock, Preferred Stock (or Other Securities) then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise.

5. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock or Preferred Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant. In the event of a dispute in connection with such adjustment, the Company at its own expense will cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or re-adjustment is based. The Company will forthwith mail a copy of each such report to the Holder and will, upon the written request at any time of the Holder, furnish to the Holder a like report setting forth the Common Stock Exercise Price and the Preferred Stock Exercise Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 11.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the holder thereof.

6.   NOTICES OF CORPORATE ACTION.  In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than the Company's regular quarterly cash dividends provided that any such dividend does not cause the Company's aggregate distributions for the prior twelve
     (12) month period to exceed the Dividend Cap), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock or Preferred Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock or Preferred Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

7. REGISTRATION OF COMMON STOCK OR PREFERRED STOCK. The shares of Common Stock and Preferred Stock (and Other Securities) issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). The Holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and the Holder, by its acceptance of this Warrant, agrees to be bound by and agrees to the terms and conditions of the Registration Rights Agreement applicable to the Holder as a holder of such Registrable Securities. If requested by the Company, the Holder shall execute a counterpart signature page to the Registration Rights Agreement.

8.   RESTRICTIONS ON TRANSFER.

     8.1  Not Divisible.  This Warrant may not be divided and may only be
          -------------
transferred in whole.

     8.2  Restrictive Legends.  Except as otherwise permitted by this Section 8,
          -------------------
each certificate for Common Stock or Preferred Stock (or Other Securities) issued upon the exercise of this Warrant, each certificate issued upon the direct or indirect transfer of any such Common Stock or Preferred Stock (or Other Securities), this Warrant originally issued pursuant to the Securities Purchase Agreement and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 11 hereof shall be transferable only upon satisfaction of the conditions specified in Section 6 of the Securities Purchase Agreement and in this Section 8 and shall be stamped or otherwise imprinted with legends in substantially the form required by Section
6.1 of the Securities Purchase Agreement.

     Notwithstanding any other provision of this Section 8 or of the Securities Purchase Agreement, no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to a subsidiary, shareholder, partner or other affiliate of such holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder of this Warrant.

9. AVAILABILITY OF INFORMATION. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 and 144A promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to the Holder of this Warrant, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

10. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock and Preferred Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. All shares of Common Stock and Preferred Stock (or Other Securities) issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

11.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

     11.  Ownership of Warrants.  The Company may treat the person in whose name
          ---------------------
this Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary. This Warrant may be exercised by a new Holder without a new Warrant first having been issued.

     11.  Office; Transfer and Exchange of Warrants:
          -----------------------------------------

          (a) Company will maintain an office in Norcross, Georgia where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 4497 Park Drive, Norcross, Georgia 30093 until such time as the Company shall notify the holders of this Warrant of any change of location of such office.

          (b) The Company shall cause to be kept at its office maintained pursuant to Section 11.2(a) hereof a register for the registration and transfer of this Warrant. The name and address of the Holder of this Warrant, the transfers thereof and the names and addresses of transferees of this Warrant shall be registered in such register. The Person in whose name this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

          (c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock or Preferred Stock called for on the face of the Warrant so surrendered.

     11.  Replacement Of Warrant.  Upon receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to
Section 11.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof. The Holder shall provide such security or indemnity as the Company may require to hold the Company and its agents harmless from such replacement of the Warrant.

12.  DEFINITIONS.

     Business Day. Any day other than a Saturday or Sunday or a day on which commercial banking institutions in Boston, Massachusetts, New York, New York or Atlanta, Georgia are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Commission. The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock. As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

     Common Stock Exercise Price.  As defined in Section 2.1.1.

     Company. As defined in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 2 hereof.

     Current Market Price. With respect to the Common Stock, on any date specified herein, the average of the Market Price during the period of the most recent 10 consecutive trading days ending on such date.

     Exchange Act. The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Expiration Date.  As defined in Section 1.2 hereof.

     Holder. The original holder of this Warrant identified in the introduction and any Person to whom this Warrant is transferred.

     Initial Common Stock Exercise Price. As defined in the introduction to this Warrant.

     Liquidation Preference. The Liquidation Preference of the Company's Series A Preferred Stock as set forth in the Company's Articles of Amendment relating to the Preferred Stock.

     Liquidation Preference Amount.  As defined in the Partnership Amendment.

     Market Price. With respect to the Common Stock, on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, or if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock that is selected by the Board of Directors of the Company, or, if there is no such professional market maker, such amount as an independent investment banking firm selected by the Board of Directors of the Company determines to be the value of a share of Common Stock.

     NASD.  The National Association of Securities Dealers, Inc.

     Operating Partnership.  Weeks Realty, L.P., a Georgia limited partnership.

     Other Securities. Any stock (other than Common Stock or Preferred Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock or Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock, Preferred Stock or Other Securities pursuant to
Section 3 hereof or otherwise.

     Partnership Agreement. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended.

     Partnership Amendment. The Fourteenth Amendment to the Partnership Agreement by and between the Operating Partnership and the Purchaser.

     Person. A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Preferred Stock. As defined in the introduction to this Warrant, such term to include any stock into which such Preferred Stock shall have been changed or any stock resulting from any reclassification of such Preferred Stock.

     Preferred Stock Exercise Price. As defined in the introduction to this Warrant.

     Registration Rights Agreement. The Registration Rights Agreement in the form of Exhibit B to the Securities Purchase Agreement, as from time to time in effect.

     Restricted Securities. All of the following: (a) this Warrant which shall bear the legend or legends referred to in Section 8 hereof, (b) any shares of Common Stock or Preferred Stock (or Other Securities) which have been issued upon the exercise of this Warrant and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, (c) unless the context otherwise requires, any shares of Common Stock or Preferred Stock (or Other Securities) which are at the time issuable upon the exercise of this Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

     Securities Act. The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Securities Purchase Agreement. As defined in the introduction to this Warrant.

     Series C Preferred Partnership Units. Series C Preferred Partnership Units of the Operating Partnership.

13. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14. NO LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

15.  NOTICES.   Except as otherwise provided in this Warrant, notices and other communications under this Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Holder, at the address set forth in the register kept at the office of the Company maintained pursuant to
Section 11.2(a) hereof or such other address as the Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Securities who has furnished an address to the Company, or (c) if to the Company, at its address maintained pursuant to Section 11.2(a) hereof, to the attention of the President, or at such other address, or to the attention of such other officer, the Company shall have furnished to the Holder and each such other holder in writing, with a copy to William B. Fryer, King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303-1703. This Warrant and all other documents delivered in connection with the transactions contemplated by the Securities Purchase Agreement embody the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

16. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Georgia.

17. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

18. HEADINGS. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                              WEEKS CORPORATION


                              By:________________________
                                 Name:
                                 Title:

                              FORM OF SUBSCRIPTION
                              --------------------


Date:

Weeks Corporation
[address]

     The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, for _______ shares of [COMMON STOCK/PREFERRED STOCK] and herewith makes payment of [CASH EQUAL TO OR _________ SHARES OF COMMON STOCK/PREFERRED UNITS WITH A VALUE OF] $__________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.



                                      BY:  AEW TSF, LLC., its General Partner


                                           By:______________________
                                              Name:
                                              Title:


                                      Address:  c/o AEW Capital Management, L.P.
                                                225 Franklin Street
                                                Boston, MA  02110

                               FORM OF PUT NOTICE
                               ------------------


Date:

Weeks Corporation
[ADDRESS]

     The undersigned registered Holder of the within Warrant hereby irrevocably puts to the Company such Warrant with respect to, at the option of the Company, either (i) _______ shares of Common Stock or (ii) cash in the amount of $__________, which such holder would be entitled to receive upon the put hereof, and, if the Company elects to issue shares of Common Stock in respect of such put, the undersigned requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.



                         Signed:  AEW TARGETED SECURITIES FUND, L.P.

                                  By: AEW TSF, L.L.C., its General Partner

                                      By: AEW TSF, INC., its General Partner

                                          By:______________________
                                             Name:
                                             Title:

                                  Address: c/o AEW Capital Management, L.P.
                                           225 Franklin Street
                                           Boston, MA  02110